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EXHIBIT 10.1

HAEMONETICS CORPORATION

2005 LONG-TERM INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

WITH

"EMPLOYEE"

HAEMONETICS CORPORATION
RESTRICTED STOCK AGREEMENT ("Agreement")
UNDER 2005 LONG-TERM INCENTIVE COMPENSATION PLAN

        THIS AGREEMENT, dated as of            ("Grant Date") by and between Haemonetics Corporation, a Massachusetts Corporation ("Company"), and                         ("Employee"), is entered into as follows:

        WHEREAS, the Company has established the Haemonetics Corporation 2005 Incentive Compensation Plan ("Plan"), a copy of which has been provided to Employee, and which Plan is made a part hereof; and

        WHEREAS, the Compensation Committee of the Board of Directors of the Company ("Committee") determined that the Employee be granted shares of the Company's $0.01 par value Common Stock ("Stock") subject to the terms and conditions as hereinafter set forth;

        NOW, THEREFORE, the parties hereby agree as follows:

1.     Grant of Stock.

        Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Employee                        of Stock ("Restricted Stock").

2.     Vesting Schedule.

        (a).  The interest of the Employee in the Stock shall vest as to 25% of such Restricted Stock on the first anniversary of the Grant Date, and as to an additional 25% on each succeeding anniversary date, so as to be 100% vested on                        , the fourth (4th) anniversary thereof, conditioned upon the Employee's continued employment with the Company as of each vesting date. In situations where there is not continued employment, notwithstanding the foregoing, the interest of the Employee in the Stock shall vest as specified below.

        (b).  Except as otherwise provided in this Section 2 if the Employee ceases to be an employee of the Company prior to the fourth (4th) anniversary of the Grant Date, the Restricted Stock granted to the Employee hereunder shall stop vesting on the last date of employment. In such event, vesting shall not be pro-rated between anniversary dates and the vested amount shall be determined as of the most recent anniversary of the Grant Date.

        (c).  If such termination of employment is because the Employee has become disabled as defined in Article 2 of the Plan, such Restricted Stock shall continue to vest.

        (d).  If such termination of employment is because the Employee has retired from the Company in good standing then such Restricted Stock shall stop vesting on the last date of employment. For purposes of this Restricted Stock Agreement, retirement shall mean that the Employee shall have reached age fifty five, and shall have completed at least five years of service with the Company. Years of service with any of the Company's wholly owned subsidiaries shall be credited as years of service with the Company.

        (e).  In the event of the death of the Employee while in the employ of the Company, any unvested Restricted Stock shall immediately become fully vested.

        (f).   All of the then unvested Restricted Stock will vest in the event of (i) any sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) a Change of Control occurs before the Restricted Stock has been vested in full. For purposes hereof a "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than thirty-five percent (35%) of the then outstanding Common Stock of the Company, shall acquire such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own thirty-five percent (35%) or more of the Company's Common Stock outstanding.

3.     Restrictions.

        (a)   The Restricted Stock or rights granted hereunder may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in accordance with Section 2 hereof. The period of time between the date hereof and the date Restricted Stock becomes vested is referred to herein as the "Period of Restriction".

        (b)   If the Employee's employment with the Company is terminated, the balance of the Restricted Stock subject to the provisions of this Agreement which have not vested at the time of the Employee's termination of employment shall be forfeited by the Employee, and the Company shall have a right to repurchase any unvested Stock from the Employee at a price per share equal to the Stock par value per share set forth above. The Company's right to so repurchase the Restricted Stock shall be valid for a period of one year beginning on the date of any Termination of Service of the Employee, or, if the Company is prohibited by law from such repurchase at the time of Termination of Service, for thirty days after any such prohibition is terminated.

4.     Escrow.

        All Restricted Stock which has not vested pursuant to Section 2, together with any securities distributed in respect thereof through stock split or other recapitalization, shall be retained in the Company's possession until such time as all conditions and/or restrictions applicable to such Stock have been satisfied. The Stock may also be held in a restricted book entry account in the name of the Employee. The Company shall promptly release vested Stock after the applicable Period of Restriction.

5.     Employee Shareholder Rights.

        During the Period of Restriction, the Employee shall have all the rights of a shareholder with respect to the Restricted Stock granted hereunder except for the right to transfer the Restricted Stock, as set forth in Section 3 and except as set forth in Section 6. Accordingly, the Employee shall have the right to vote the Restricted Stock and to receive any cash dividends paid to or made with respect to the Restricted Stock.

6.     Adjustments or Changes in Capitalization.

        Adjustments or changes in capitalization and the like shall be made in accordance with Article 4 of the Plan, as in effect on the date of this Agreement.

        In the event that as a result of (a) any stock dividend, stock split or other change in the Stock, or (b) any merger or sale of all or substantially all of the assets of or other acquisition of the Company (other than a Change of Control, as defined above), and by virtue of any such change the Employee shall, in his capacity as owner of unvested shares of Restricted Stock which have been awarded to him (the "Prior Restricted Stock"), be entitled to new or additional or different shares or securities, such new or additional or different shares or securities shall thereupon be considered to be unvested

Restricted Stock and shall be subject to all of the conditions and restrictions which were applicable to the Prior Restricted Stock pursuant to this Agreement.

7.     Disability termination or permanent and total Disability of Employee.

        In the event of a termination for Disability or permanent and total Disability of the Employee, any unpaid but vested Restricted Stock shall be paid to the Employee if legally competent or to a legally designated guardian or representative if the Employee is legally incompetent.

8.     Taxes.

        The Employee acknowledges and agrees that any income or other taxes due from the Employee with respect to the Stock issued pursuant to this Agreement, including on account of the vesting of the Stock, shall be the Employee's responsibility. By accepting this Grant, the Employee agrees and acknowledges that (i) the Company will promptly withhold from the Employee's pay the amount of taxes the Company is required to withhold upon any vesting of Stock pursuant to this Agreement, and (ii) the Employee shall make immediate payment to the Company in that amount of any tax required to be withheld by the Company in excess of the Employee's pay available for such withholding.

9.     Miscellaneous.

        (a)   The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

        (b)   The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

        (c)   Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at his address then on file with the Company.

        (d)   Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Employee during the Period of Restriction. However, during the Employee's employment, the Employee shall render diligently and faithfully the services which are assigned to the Employee from time to time by the Board of Directors or by the executive officers of the Company and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company.

        (e)   This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof.

HAEMONETICS CORPORATION

Brad Nutter, President and CEO

Date:

("Employee")

Date:

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  EXHIBIT 10.1